Exhibit 99.1

AITX Files Q3 FY 2026 10-Q Highlighting Stronger Financial Execution

YTD Results Show Over 34% YoY Revenue and Gross Profit Growth with Operating Cash Flow Improvements

Detroit, Michigan, January 15, 2026 — Artificial Intelligence Technology Solutions, Inc., (the “Company”) (OTCID:AITX), a global leader in AI-driven security and productivity solutions, today announced its financial results for the third quarter of fiscal year 2026 (Q3 FY 2026), as reported in its 10-Q filing for the period ended November 30, 2025. For the first nine months of fiscal 2026, the Company reported revenue of approximately $5.75 million, representing an increase of 34 percent compared to the same period last year. Gross profit grew faster than revenue, increasing 36 percent to nearly $3.9 million, reflecting continued improvement in revenue quality and operating execution.

To support this Form 10-Q filing, Steve Reinharz, CEO/CTO and founder of AITX, participated in a detailed interview conducted by SmallCapVoice, which was published on January 14, 2026 and is available on the Company’s official YouTube channel and other social media outlets, providing additional context around the Company’s recent operating and financial performance.

Financial Highlights

Revenue Growth: For the first nine months of fiscal 2026, AITX reported revenue of approximately $5.75 million, representing a 34 percent increase compared to the same period in the prior year.

Gross Profit Growth: Gross profit for the nine-month period increased 36 percent to nearly $3.9 million, outpacing revenue growth and reflecting continued improvement in revenue quality and cost discipline.

Operating Cash Flow: Cash used in operating activities improved by approximately $1.4 million year over year, reflecting tighter operational controls and improved execution as the business scales.

Inventory Efficiency: Inventory turnover increased to 1.38 times compared to 0.71 times in the prior year period, indicating faster product movement and more efficient working capital management.

Debt Reduction: During the nine-month period, the Company reduced total debt by approximately $5.0 million, lowering outstanding debt from approximately $32.8 million to $27.8 million.

“This quarter reflects steady progress across the fundamentals that matter most as we prepare for the fourth quarter,” said Steve Reinharz, CEO/CTO and founder of AITX. “Revenue and gross profit growth continue to move in the right direction, operating cash flow improved meaningfully, and we made tangible progress reducing debt and tightening working capital. These results show that our focus on disciplined execution, higher quality deployments, and financial control is taking hold as we position the business for sustained operational improvement.”

Operational and Strategic Updates

The Company’s performance through Q3 FY 2026 reflects targeted actions to refine spending priorities and streamline operations. These improvements across RAD’s portfolio contributed to improved gross profit performance and reduced working capital requirements.

As detailed in the Company’s January 12, 2026 announcement regarding measurable and disciplined operating expense reductions, management undertook targeted actions to refine spending priorities, streamline operations, and align resources more closely with near-term execution objectives. These actions complemented the operational improvements reflected in the Company’s Q3 financial results and supported continued progress toward a more controlled and scalable cost structure.

Outlook

AITX expects to continue positive operational momentum through the remainder of fiscal year 2026 ending February 28, 2026. Management remains focused on expanding its installed base, improving production and deployment efficiency, and further strengthening the Company’s balance sheet. In parallel, management continues to work toward the near-term objective of achieving operational positive cash flow around the May 2026 timeframe, while maintaining a disciplined approach to growth and cost control.

The Company invites investors and interested parties to review its corporate profile, available at www.aitx.ai/request-aitx-company-profile/. In addition, an interview with Steve Reinharz conducted by SmallCapVoice was published on January 14, 2026, providing additional context and discussion around the Company’s recent operating and financial progress.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry’s existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines.

The Company’s operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization’s internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company’s credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association’s (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD’s Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD’s ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.radcam.ai, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances whatsoever that the Company will meet its expectations with respect to its future revenues, sales volume, becoming cash flow positive, ARR or RMR. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

For purposes of the Company’s disclosures, “Artificial Intelligence” refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company’s business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company’s primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company’s Board of Directors oversees the Company’s deployment of Artificial Intelligence.

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Doug Clemons

248-270-8273

doug.c@radsecurity.com

1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/